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                                                                    Exhibit 21.1



Subsidiaries of the Company                  Jurisdiction of Incorporation
---------------------------                  -----------------------------

Mediconsult.com (UK) Ltd.                    Northern Ireland

Mediconsult.com (US), Ltd.                   Delaware

Mediconsult.com Limited                      Bermuda

3542491 Canada Inc.                          Canada

Pharminfonet                                 Delaware

iHealth Inc.                                 Delaware

Cyberdiet, Inc.                              California

Cyber-Tech, Inc.                             New Jersey

Mood Sciences, Inc.                          California

Physicians' Online, Inc.                     Delaware

Web North Star Interactive, Corp             New York